Exhibit 10.45
FIFTH AMENDMENT TO
CREDIT AGREEMENT
THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of February 14, 2024, is entered into by and among LINGO MANAGEMENT, LLC, a Delaware limited liability company (“Borrower”), the Affiliates of the Borrower identified on the signature pages hereto (collectively, the “Secured Guarantors”), the financial institutions identified on the signature pages hereto (collectively, the “Lenders”), and Banc of California, as successor-in-interest to Banc of California, N.A., as Administrative Agent, with reference to the following facts:
RECITALS
A.    The Borrower, the Secured Guarantors, the Lenders, and Banc of California as Administrative Agent, are parties to a Credit Agreement dated as of August 16, 2022, as amended by that certain First Amendment to Credit Agreement and Joinder dated as of September 9, 2022, that certain Second Amendment to Credit Agreement and Joinder dated as of November 10, 2022, that certain Third Amendment to Credit Agreement dated as of March 2, 2023, and that certain Fourth Amendment to Credit Agreement, dated as of November 6, 2023 (the “Credit Agreement”).
B.    The Borrower has requested the approval of the Impact Telecom Sale (as defined below), and the Administrative Agent and the Lenders are willing to agree to such approval pursuant to the terms hereof.
NOW, THEREFORE, the parties hereby agree as follows:
1.Defined Terms. All initially capitalized terms used in this Amendment (including, without limitation, in the recitals to this Amendment) without definition shall have the respective meanings assigned to such terms in the Credit Agreement.
2.Amendment to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended by adding the following defined term in the appropriate alphabetical order:
“Impact Telecom Sale” means the sale of 100% of the outstanding membership interests in Impact Telecom, LLC, a Nevada limited liability company, to 46 Labs, LLC, an Oklahoma limited liability company, pursuant to that certain Membership Interest Purchase Agreement dated as of February 29, 2024.

3.Amendment to Section 1.01. Clause (d) of the defined term “Change of Control” in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows (deleted text is indicated by strikethrough formatting; added text is indicated in bold, italicized and underscored type):
“(d) Except pursuant to the Tempo Telecom Sale, the Impact Telecom Sale, or as permitted by the terms of Section 7.04 of this Agreement, the Borrower fails to own and control, directly or indirectly, 100% of the Equity Interests of any of its Subsidiaries that is a Loan Party.”

4.Amendment to Section 1.01. The defined term “Permitted Transfers” in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows (deleted text is indicated by strikethrough formatting; added text is indicated in bold, italicized and underscored type):

“Permitted Transfers” means (a) Dispositions of inventory in the ordinary course of business; (b) Dispositions of property to Borrower or any Subsidiary of Borrower; provided, that if the transferor of such property is a Loan Party then the transferee thereof must be a Loan Party; (c) Dispositions of accounts receivable in connection with the collection or compromise thereof; (d) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of Borrower or any Subsidiary of Borrower; (e) the sale or disposition of Cash Equivalents for fair market value; (f) dispositions of worn-out, obsolete or damaged property no longer used or useful in the business; (g) Restricted Payments permitted by this Agreement; ~~and~~ (h) other Dispositions of property of Borrower or any Subsidiary of Borrower of up to $750,000 in the aggregate in any calendar year; and (i) the Tempo Telecom Sale and the Impact Telecom Sale.”

5.Termination of Liens on Impact Telecom, LLC; Consent to Release under Parent Subordinated Credit Agreement; and Release. Upon the effective date of this Amendment:
(i)Administrative Agent shall promptly prepare and file, at Borrower’s expense, (i) a UCC-3 Termination to terminate the Administrative Agent’s UCC-1 Financing Statement filed on Impact Telecom, LLC (“Impact”), (ii) a UCC-3 Amendment of the Administrative Agent’s UCC-1 Financing Statement filed on the Borrower, deleting the issued and outstanding Equity Interests of Impact from the collateral description, and (iii) a Release and Reassignment of Trademarks and Trademark Applications terminating the Notice of Grant of Security Interests in Trademarks, dated August 16, 2022, executed by Impact in favor of the Administrative Agent which was recorded in the United States Patent and Trademark Office on August 16, 2022, at Reel 007824 Frame 0154.
(ii)Administrative Agent, the Lenders and Impact hereby confirm that (i) all of Impact’s obligations under the Loan Documents have been terminated, except to the extent that any such obligations survive termination as provided in the Credit Agreement or the applicable Loan Document; (ii) Impact will no longer be a Secured Guarantor under the Loan Documents; and (iii) the Administrative Agent and the Lenders will owe no further obligations to Impact and Impact will have no rights under any of the Loan Documents.
(iii)Administrative Agent and the Lenders hereby consent to the release of Impact and Tempo Telecom, LLC, a Georgia limited liability company, as guarantors under the Parent Subordinated Credit Agreement.
(iv)Impact hereby absolutely and unconditionally releases and forever discharges the Administrative Agent and the Lenders, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Impact has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. Impact certifies that it has read the following provisions of California Civil Code Section 1542:
A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

Impact understands and acknowledges that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if it should eventually suffer additional damages arising out of the facts referred to above, it will not be able to make any claim for those damages. Furthermore, Impact acknowledges that it intends these consequences even as to claims for damages that may exist as of the date of this release but which it does not know exist, and which, if known, would materially affect its decision to execute this Amendment, regardless of whether its lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

6.Amendment Fee. On the date of this Amendment, Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders, an amendment fee in the amount of $15,969 (“Amendment Fee”). The Amendment Fee shall be deemed fully earned and nonrefundable on the date of this Amendment.
7.Conditions Precedent. The effectiveness of this Amendment shall be subject to the satisfaction of each of the following conditions:
(i)This Amendment. The Administrative Agent shall have received this Amendment, duly executed by the Borrower, the Secured Guarantors, Impact and the Lenders;
(ii)Acknowledgment of Guaranties by Parent and Ultimate Parent. Parent and Ultimate Parent shall have executed the Acknowledgment of Parent and Ultimate Parent Guarantors attached to this Amendment;
(iii)No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing as of the date hereof; and
(iv)Representations and Warranties. The representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
8.Reaffirmation and Ratification. The Borrower hereby reaffirms, ratifies and confirms its Obligations under the Credit Agreement and acknowledges that all of the terms and conditions of the Credit Agreement, as amended hereby, remain in full force and effect.
9.Integration. This Amendment constitutes the entire agreement of the parties in connection with the subject matter hereof and cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Amendment.
10.Counterparts; Electronic Signatures. This Amendment may be executed in counterparts, each of which will be deemed to be an original, but all of which together will be deemed to be one and the same instrument. The exchange of copies of this Amendment and of executed signature pages by facsimile transmission or by electronic mail in “portable document format” (“.pdf”), or by a combination of such means, will constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of an original Amendment for all purposes. Banc of California may also execute this Amendment by electronic signature, whether digital or encrypted, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include DocuSign signature, faxed or emailed versions of an original signature or electronically scanned and transmitted versions of an original signature, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, Electronic Signatures in Global and National Commerce Act, the California Uniform Electronic Transaction Act any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, and the parties hereto hereby waive any objection to the contrary.
11.Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws (as opposed to the conflicts of law principles) of the State of California.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their respective duly authorized officers as of the date first above written.

BORROWER:	LINGO MANAGEMENT, LLC, a Delaware limited liability company By: /s/Ananth Veluppillai Name: Ananth Veluppillai Title: CEO

    Schedule 1.01(b)

SECURED GUARANTORS:
BULLSEYE TELECOM, LLC,
a Michigan limited liability company

By:    /s/Ananth Veluppillai
Name:    Ananth Veluppillai
Title:    CEO
BULLSEYE BUSINESS SOLUTIONS HOLDINGS, LLC,
a Michigan limited liability company

By:    /s/Ananth Veluppillai
Name:    Ananth Veluppillai
Title:    CEO
BANDWAVE SYSTEMS, L.L.C.,
a Pennsylvania limited liability company

By:    /s/Ananth Veluppillai
Name:    Ananth Veluppillai
Title:    CEO

BULLSEYE TELECOM OF VIRGINIA, LLC,
a Virginia limited liability company

By:    /s/Ananth Veluppillai
Name:    Ananth Veluppillai
Title:    CEO

LINGO TELECOM OF THE WEST, LLC,
a Delaware limited liability company

By:    /s/Ananth Veluppillai
Name:    Ananth Veluppillai
Title:    CEO
IMPACT ACQUISITION, LLC,
a Delaware limited liability company

By:    /s/Ananth Veluppillai
Name:    Ananth Veluppillai
Title:    CEO

IMPACT TELECOM, LLC,
a Nevada limited liability company

By:    /s/Ananth Veluppillai
Name:    Ananth Veluppillai
Title:    CEO

LINGO TELECOM, LLC,
a Texas limited liability company

By:    /s/Ananth Veluppillai
Name:    Ananth Veluppillai
Title:    CEO

LINGO TELECOM OF VIRGINIA, LLC, a Virginia limited liability company By: /s/Ananth Veluppillai Name: Ananth Veluppillai Title: CEO

LINGO COMMUNICATIONS OF KENTUCKY, LLC a Georgia limited liability company By: /s/Ananth Veluppillai Name: Ananth Veluppillai Title: CEO

ADMINISTRATIVE AGENT:	BANC OF CALIFORNIA By: /s/ Carlos Ramos Name: Carlos Ramos Title: EVP, Regional Manager

LENDERS:	BANC OF CALIFORNIA By: /s/ Carlos Ramos Name: Carlos Ramos Title: EVP, Regional Manager

KEYBANK NATIONAL ASSOCIATION
By:     /s/Paul T. Whalen
Name:     Paul T. Whalen
Title:     Senior Vice President

ACKNOWLEDGMENT OF PARENT AND
ULTIMATE PARENT GUARANTORS
The undersigned (the “Parent and Ultimate Parent Guarantors”) hereby acknowledge and agree to the attached Fifth Amendment to Credit Agreement (the “Fifth Amendment”). The Parent and Ultimate Parent Guarantors acknowledge and reaffirm their obligations owing to the Secured Parties under their respective unconditional guaranties (collectively, the “Guarantees”), and the Parent and Ultimate Parent Guarantors agree that their respective Guarantees are and shall remain in full force and effect notwithstanding the Fifth Amendment. Although the Parent and Ultimate Parent Guarantors have been informed of the matters set forth herein and have acknowledged and agreed to the same, the Parent and Ultimate Parent Guarantors understand that neither the Administrative Agent nor any other Secured Party has any obligation to inform the Parent and Ultimate Parent Guarantors of such matters in the future nor any obligation to seek the Parent and Ultimate Parent Guarantors’ acknowledgement or agreement to future amendments, consents or waivers with respect to the Credit Agreement, and nothing herein shall create such a duty.
All initially capitalized terms used in this Acknowledgment of Guarantors shall have the respective meanings set forth for such terms in the Credit Agreement referred to in the Fifth Amendment.
Dated: February 14, 2024            B. RILEY PRINCIPAL INVESTMENTS, LLC,
a Delaware limited liability company

By:    /s/Ananth Veluppillai
Name:    Ananth Veluppillai
Title:    COO

B. RILEY FINANCIAL, INC.,
a Delaware corporation

By: /s/Phillip Ahn
Name:    Phillip Ahn
Title:     CFO